                                                                     Exhibit 12

                      WESTFIELD AMERICA, INC. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES

                        (AMOUNTS IN THOUSANDS, EXCEPT RATIOS)

                                                                                                THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                                ------------------
                                                                                                 1999       1998
                                                                                                -------    -------

Income before income taxes                                                                      $ 9,001    $12,551
Add:      Minority interest in consolidated real estate partnerships                                584        980
          Equity in (income) losses of unconsolidated real estate partnerships                   (1,056)      (487)
          Distributions from unconsolidated real estate partnerships                              2,143      1,952
          Interest expense                                                                       49,144     20,291
                                                                                                -------    -------
Total earnings available to cover fixed charges                                                 $59,816    $35,287
                                                                                                -------    -------
                                                                                                -------    -------
Total fixed charges-interest expensed and capitalized                                            49,387     20,409
Total Preferred Stock Dividends                                                                   8,625      2,723
                                                                                                -------    -------
Total combined fixed charges and preferred stock dividends                                      $58,012    $23,132
                                                                                                -------    -------
                                                                                                -------    -------
Ratio of earnings to fixed charges                                                                 1.21x      1.73x
                                                                                                -------    -------
                                                                                                -------    -------
Ratio of earnings to fixed charges and preferred stock dividends                                   1.03x      1.53x
                                                                                                -------    -------
                                                                                                -------    -------
Supplemental Disclosure of Ratio of Funds from Operations (FFO) to Fixed Charges:
FFO                                                                                             $41,170    $31,558
Interest expense                                                                                 49,144     20,291
                                                                                                -------    -------
Adjusted FFO available to cover fixed charges                                                   $90,314    $51,849
                                                                                                -------    -------
                                                                                                -------    -------
Total fixed charges - interest expensed and capitalized                                          49,387     20,409
Total preferred stock dividends                                                                   8,625      2,723
                                                                                                -------    -------
Total combined fixed charges and preferred Stock dividends                                      $58,012    $23,132
                                                                                                -------    -------
                                                                                                -------    -------
Ratio of adjusted FFO to fixed charges                                                             1.83x      2.54x
                                                                                                -------    -------
                                                                                                -------    -------
Ratio of adjusted FFO to fixed charges and preferred stock dividends                               1.56x      2.24x
                                                                                                -------    -------
                                                                                                -------    -------

                                     48